As filed with the Securities and Exchange Commission on March 12, 2004
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                           DAWSON GEOPHYSICAL COMPANY
               (Exact name of issuer as specified in its charter)


                 TEXAS                                        75-0970548
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

        508 WEST WALL, SUITE 800                                 79701
             MIDLAND, TEXAS                                   (Zip Code)
(Address of principal executive offices)

                           DAWSON GEOPHYSICAL COMPANY
                            2004 INCENTIVE STOCK PLAN
                            (Full Title of the Plan)
                            ------------------------

                     L. DECKER DAWSON, CHAIRMAN OF THE BOARD
                           AND CHIEF EXECUTIVE OFFICER
                           DAWSON GEOPHYSICAL COMPANY
                            508 WEST WALL, SUITE 800
                              MIDLAND, TEXAS 79701
                                 (432) 684-3000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                  DAN G. LEROY
                         COTTON, BLEDSOE, TIGHE & DAWSON
                          500 WEST ILLINOIS, SUITE 300
                              MIDLAND, TEXAS 79701
                            -------------------------



                                         CALCULATION OF REGISTRATION FEE
========================================= ========== ================= ================== ==================
                                                         PROPOSED          PROPOSED
                                                          MAXIMUM          MAXIMUM
                                            AMOUNT       OFFERING         AGGREGATE          AMOUNT OF
                TITLE OF SECURITIES          TO BE       PRICE PER         OFFERING         REGISTRATION
                  TO BE REGISTERED        REGISTERED     UNIT (1)         PRICE (1)             FEE
----------------------------------------- ---------- ----------------- ------------------ ------------------

Common Stock,  $0.33 1/3 par value.......   375,000       $11.58          $4,342,500          $550.20
========================================= ========== ================= ================== ==================

(1) Estimated solely for the purpose of computing the registration fee and computed in accordance with Rule 457(h) based upon the average of the high and low prices for securities of the same class as quoted on the Nasdaq National Market on March 9, 2004.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            Note: The document(s) containing the information concerning the Dawson Geophysical Company 2004 Incentive Stock Plan (the "Plan") required by
Item 1 of Form S-8 and the statement of availability of Registrant information and other information required by Item 2 of this Form will be sent or given to employees eligible to participate in the Plan as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are incorporated herein by reference: (1) the Annual Report on Form 10-K of Dawson Geophysical Company (the "Company") for the fiscal year ended September 30, 2003; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 10-K Annual Report referred to in (1) above; and (3) the registration statement filed by the Company under Section 12 of the Exchange Act, and any amendments thereto, containing the description of the Common Stock of the Company, par value $0.33 1/3 per share.

            All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment of this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

            The class of securities to be offered pursuant to this Registration Statement have been registered under Section 12 of the Exchange Act by the filing of a registration statement under the Exchange Act as described in Item 3 above.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            No expert named in the Registration Statement nor counsel for the Company (1) was employed for such purpose on a contingent basis; (2) will receive in connection herewith a substantial interest, direct or indirect, in the Company or its subsidiaries; or (3) was a promoter, underwriter, voting trustee, director, officer or employee of the Company.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article Seven of the Articles of Incorporation, as amended, the Company provides as follows:

                        "A director of the corporation shall not be personally
            liable to the corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director, except for liability for (i) a breach of a director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided by statue; or (v) an act related to an unlawful stock repurchase or payment of a dividend. If the laws of the State of Texas are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director of the corporation, then the liability of a director of the corporation shall thereupon automatically be eliminated or limited to the fullest extent permitted by such laws. Any repeal or modification of this Article Seven by the shareholders of the corporation shall not adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to events or circumstances occurring or existing prior to such time."

            Article IX of the Bylaws of the Company provides that:

                        "To the extent permitted by Texas Business Corporation
            Act Article 2.02-1, the Corporation shall indemnify any present or former Director, officer, employee, or agent of the Corporation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with a proceeding in which the person was, is, or is threatened to be made a named defendant or respondent because the person is or was a Director, officer, employee, or agent of the Corporation."

            Article 2.02-1 of the Texas Business Corporation Act generally permits corporations to indemnify, subject to certain limitations and restrictions, a person who was or is a director, officer, employee, or agent of a corporation or who serves at the corporation's request as a director, officer, partner, proprietor, trustee, employee, or agent of another corporation, partnership, trust, joint venture, or other enterprise, who was, is, or is threatened to be named a defendant in a legal proceeding by virtue of such person's position in the corporation or in an outside enterprise, but only if the person conducted himself in good faith and reasonably believed, in the case of conduct in the person's official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was at least not opposed to the corporation's best interests, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation must indemnify a director, officer, employee, or agent against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person's corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding. Under certain circumstances, the corporation may also advance expenses to such person.

            Article 2.02-1 of the Texas Business Corporation Act also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of the above persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, whether or not the corporation would have the power to indemnify the person against the liability under applicable law.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

        Exhibit No.                      Description of Exhibit
        -----------      -------------------------------------------------------

          4.1* Restated and Amended Articles of Incorporation of the Company, filed as an exhibit to the Company's Form S-1 Registration Statement, Registration No. 33-85328.

          4.2* Bylaws of the Company filed as an exhibit to the Company's Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2003.

          4.3* Rights Agreement by and between the Company and Mellon Investor Services, LLC (f/k/a Chasemellon Shareholder Services, L.L.C.), as Rights Agent, dated July 13, 1999, filed as an exhibit to the Company's Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2003.

          5.1** Opinion of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation.

          10.1**         Dawson Geophysical Company 2004 Incentive Stock Plan.

          23.1**         Consent of KPMG LLP.

          23.2** Consent of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation (such consent is included in the Opinion filed as Exhibit 5.1 to this Registration Statement.)

--------------------------
*Incorporated by reference to the filing(s) indicated.
**Filed herewith.

ITEM 9.        UNDERTAKINGS.

            The Company hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                        (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) to include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on this 12th day of March, 2004.

                                  DAWSON GEOPHYSICAL COMPANY
                                  (Registrant)

                                  By:         /S/ L. DECKER DAWSON
                                     -------------------------------------------
                                     L. Decker Dawson, Chairman of the Board
                                     and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                              TITLE                               DATE
---------                                              -----                               ----

  /S/ L. DECKER DAWSON                     Chairman of the Board, Chief Executive     March 12, 2004
--------------------------------------     Officer and Director
L. Decker Dawson


  /S/ STEPHEN C. JUMPER                    President, Chief Operating Officer         March 12, 2004
--------------------------------------     and Director
Stephen C. Jumper


  /S/ HOWELL W. PARDUE                     Executive Vice President and Director      March 12, 2004
--------------------------------------
Howell W. Pardue


  /S/ C. RAY TOBIAS                        Executive Vice President                   March 12, 2004
--------------------------------------     and Director
C. Ray Tobias

  /S/ PAUL H. BROWN                        Director                                   March 12, 2004
--------------------------------------
Paul H. Brown


  /S/ CALVIN J. CLEMENTS                   Director                                   March 12, 2004
--------------------------------------
Calvin J. Clements


  /S/ MATTHEW P. MURPHY                    Director                                   March 12, 2004
------------------------------------
Matthew P. Murphy


  /S/ TIM C. THOMPSON                      Director                                   March 12, 2004
--------------------------------------
Tim C. Thompson


  /S/ GARY M. HOOVER                       Director                                   March 12, 2004
--------------------------------------
Gary M. Hoover, Ph.D.

  /S/ CHRISTINA W. HAGAN                   Executive Vice President and               March 12, 2004
--------------------------------------     Chief Financial Officer
Christina W. Hagan

                                INDEX TO EXHIBITS


        Exhibit No.                      Description of Exhibit
        -----------      -------------------------------------------------------

          4.1* Restated and Amended Articles of Incorporation of the Company, filed as an exhibit to the Company's Form S-1 Registration Statement, Registration No. 33-85328.

          4.2* Bylaws of the Company filed as an exhibit to the Company's Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2003.

          4.3* Rights Agreement by and between the Company and Mellon Investor Services, LLC (f/k/a Chasemellon Shareholder Services, L.L.C.), as Rights Agent, dated July 13, 1999, filed as an exhibit to the Company's Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2003.

          5.1** Opinion of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation.

          10.1**         Dawson Geophysical Company 2004 Incentive Stock Plan.

          23.1**         Consent of KPMG LLP.

          23.2** Consent of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation (such consent is included in the Opinion filed as Exhibit 5.1 to this Registration Statement.)

--------------------------
*Incorporated by reference to the filing(s) indicated.
**Filed herewith.